As filed with the Securities and Exchange Commission on May 1, 2024

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

TSAKOS ENERGY NAVIGATION LIMITED

(Exact name of Registrant as Specified in its Charter)

Bermuda	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

(Address of Principal Executive Offices)

Tsakos Energy Navigation Limited 2024 Equity Incentive Plan

(Full Title of the Plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Finnbarr D. Murphy, Esq.

Goodwin Procter LLP

620 Eighth Avenue

New York, New York 10018

(212) 459-7257

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*

Information required by Part I of Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b) under the Securities Act and the Introductory Note to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document:

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 19, 2024; and

•

the description of our common shares in our registration statement on Form  8-A (File No. 001-31236), filed with the SEC on February 8, 2002, and any amendments or reports filed updating that description.

We also incorporate by reference any future filings made with the SEC under the Exchange Act after the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Every director, secretary and officer of the Registrant and member of a committee constituted under the Registrant’s Bye-laws (and his or her heirs and legal representatives) are indemnified out of the funds of the Registrant against all civil liabilities, losses, damages, charges or expenses (including but not limited to an amount paid to settle an action, satisfy a judgment, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, secretary, officer or committee member while exercising his or her powers and discharging his or her duties under Companies Act of 1981, as amended from time to time, of Bermuda (the “Companies Act”) and the Registrant’s Bye-laws. The indemnity extends to any person acting as a director, secretary, officer or committee member in the reasonable belief that he or she has been so appointed or elected, notwithstanding any defect in such appointment or election. The indemnity contained in the Registrant’s Bye-laws does not extend to any matter which would render it void pursuant to Companies Act . We also maintain a directors’ and officers’ liability insurance policy on behalf of our directors and officers.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Memorandum of Association of Tsakos Energy Navigation Limited (P) (filed as Exhibit 3.1 to the Company’s Registration Statement on Form F-1 (File No. 333-82326) filed with the SEC and hereby incorporated by reference to such Registration Statement)

4.2	Memorandum of Increase of Share Capital (filed as Exhibit 3.1 to the Company’s Report on Form 6-K filed with the SEC on June 10, 2014, and hereby incorporated by reference)

4.3	Memorandum of Increase of Share Capital (filed as Exhibit 3.1 to the Company’s Report on Form 6-K filed with the SEC on July 8, 2022, and hereby incorporated by reference)

4.4	Bye-laws of Tsakos Energy Navigation Limited (filed as Exhibit 3.2 to the Registrant’s Report on Form 6-K filed with the SEC on July 8, 2022, and incorporated by reference herein).

4.5	Certificate of Designation of the 8.75% Series D Cumulative Redeemable Perpetual Preferred Shares (filed as an exhibit to the Company’s Form 8-A filed with the SEC on April 24, 2015).

4.6	Certificate of Designation of the Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares (filed as an exhibit to the Company’s Form 8-A filed with the SEC on April 4, 2017).

4.7	Certificate of Designation of the Series F Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares (filed as an exhibit to the Company’s Form 8-A filed with the SEC on June 27, 2018).

4.8*	Tsakos Energy Navigation Limited 2024 Equity Incentive Plan

4.9	Common Share Certificate (filed as Exhibit 2.1 to the Registrant’s Report on Form 6-K filed with the SEC on July 7, 2020, and incorporated by reference herein).

5.1*	Opinion of Conyers Dill & Pearman Limited

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.
(P)	Paper Exhibits

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the effective Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Greece on May 1, 2024.

TSAKOS ENERGY NAVIGATION LIMITED (Registrant)

By:	/s/ Nikolas P. Tsakos
Name:	Nikolas P. Tsakos
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Nikolas P. Tsakos, George V. Saroglou and Paul Durham his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto, in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Efstratios Georgios Arapoglou Efstratios Georgios Arapoglou	Chairman of the Board of Directors	May 1, 2024

/s/ Nikolas P. Tsakos Nikolas P. Tsakos	Chief Executive Officer and Director (principal executive officer)	May 1, 2024

/s/ George V. Saroglou George V. Saroglou	President, Chief Operating Officer and Director	May 1, 2024

/s/ Paul Durham Paul Durham	Chief Financial Officer (principal financial and accounting officer)	May 1, 2024

/s/ Michael G. Jolliffe Michael G. Jolliffe	Deputy Chairman of the Board of Directors	May 1, 2024

/s/ Efthimos E. Mitropoulos Efthimos E. Mitropoulos	Director	May 1, 2024

/s/ Aristides A.N. Patrinos Aristides A.N. Patrinos	Director	May 1, 2024

/s/ Denis Petropoulos Denis Petropoulos	Director	May 1, 2024

/s/ Karen Purnell Karen Purnell	Director	May 1, 2024

/s/ Nicholas B. Tommasino Nicholas B. Tommasino	Director	May 1, 2024

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Tsakos Energy Navigation Limited, has signed this registration statement on May 1, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director